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                                                                     Exhibit 5.1

                             Morrison & Foerster LLP
                               5200 Republic Plaza
                             370 Seventeenth Street
                           Denver, Colorado 80202-5638

                                February 8, 2002

CONNETICS CORPORATION
3290 West Bayshore Road
Palo Alto, California  94303

        RE:    Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as your counsel in connection with the Registration Statement on Form S-8, being filed by Connetics Corporation, a Delaware corporation (the "Registrant") with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933 of a total of 1,760,009 shares ("Shares") of the Registrant's Common Stock, $.001 par value, which will be issuable from time to time under the Registrant's Stock Plan
(2000), 1995 Employee Stock Purchase Plan, 2002 Non-Officer Employee Stock Plan and 1995 Directors' Stock Option Plan (collectively referred to herein as the "Plans").

        In connection therewith, we have reviewed such Registration Statement, the Registrant's filings with the Securities and Exchange Commission, certain of the Registrant's corporate records, documents, instruments and certificates of public officials taken in connection with the adoption of the Plans and the authorization of the issuance of the Shares and such other factual and legal matters as we have deemed necessary for purposes of rendering the opinion set forth herein.

        We have assumed the genuineness of the signatures on and the authenticity of all documents submitted to us as originals and the conformity to original documents submitted to us as certified or photostatic copies. We also have relied upon the accuracy, as to matters of fact, of officers of the Registrant. We have relied on the Registrant's records and have assumed the accuracy and completeness thereof.

        Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the terms of the respective Plans and pursuant to the agreement that accompanies each grant under the Plans, will be validly issued, fully paid and nonassessable.


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        We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Delaware and the federal laws of the United States of America, as in effect on the date hereof.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement referred to above.

                                            Very truly yours,

                                            /s/  Morrison & Foerster LLP

                                            Morrison & Foerster LLP